Exhibit 99.1

Applied Optoelectronics Reports Third Quarter 2018 Results

Sugar Land, Texas, Nov. 7, 2018 – Applied Optoelectronics, Inc. (NASDAQ: AAOI), a leading provider of fiber-optic access network products for the internet datacenter, cable broadband, telecom and fiber-to-the-home (FTTH) markets, today announced financial results for its third quarter ended Sept. 30, 2018.

“While our third quarter results were impacted by a temporary delay in 100G transceiver shipments to a datacenter customer, we remain encouraged by the demand we are experiencing with our other top datacenter customers and the increased activity and interest we are seeing in the CATV market,” said Dr. Thompson Lin, Applied Optoelectronics, Inc. founder, president and CEO. “We continue to focus on our initiative to expand the reach of our products to a broad group of customers and diversify our customer base.”

Third Quarter 2018 Financial Summary

•	Total revenue was $56.4 million, compared with $88.9 million in the third quarter 2017 and $87.8 million in the second quarter of 2018.

•	GAAP gross margin was 31.1%, compared with 44.3% in the third quarter 2017 and 38.6% in the second quarter of 2018. Non-GAAP gross margin was 34.0%, compared with 44.4% in the third quarter 2017 and 40.4% in the second quarter of 2018.

•	GAAP net loss was $3.7 million, or a loss of $0.19 per diluted share, compared with net income of $19.4 million, or $0.95 per diluted share in the third quarter 2017, and net income of $8.0 million, or $0.40 per diluted share in the second quarter of 2018.

•	Non-GAAP net income was $2.7 million, or $0.14 per diluted share, compared with non-GAAP net income of $22.0 million, or $1.08 per diluted share in the third quarter 2017, and non-GAAP net income of $12.9 million, or $0.64 per diluted share in the second quarter of 2018.

A reconciliation between all GAAP and non-GAAP information referenced above is contained in the tables below. Please also refer to “Non-GAAP Financial Measures” below for a description of these non-GAAP financial measures.

Fourth Quarter 2018 Business Outlook (+)

For the fourth quarter of 2018, the company currently expects:

•	Revenue in the range of $56 million to $63 million.
•	Non-GAAP gross margin in the range of 30.0% to 31.0%.
•	Non-GAAP net income in the range of loss of $1.5 million to income of $0.7 million, and non-GAAP fully diluted earnings per share in the range of loss of $0.07 to earnings of $0.04 using approximately 20.1 million shares.

(+) Please refer to the note below on forward-looking statements and the risks involved with such statements as well as the note on non-GAAP financial measures.

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Conference Call Information

The company will host a conference call and webcast for analysts and investors on Nov. 7, 2018 to discuss its third quarter 2018 results and outlook for its fourth quarter 2018 at 4:30 p.m. Eastern time / 3:30 p.m. Central time. Open to the public, investors may access the call by dialing (412) 717-9586. A live audio webcast of the conference call along with supplemental financial information will also be accessible on the company's website at investors.ao-inc.com. Following the webcast, an archived version will be available on the website for one year. A telephonic replay of the call will be available one hour after the call and will run for five business days and may be accessed by dialing (412) 317-0088 and entering passcode 10124366.

Forward-Looking Information

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements reflect the views of management at the time such statements are made. These forward-looking statements involve risks and uncertainties, as well as assumptions and current expectations, which could cause the company's actual results to differ materially from those anticipated in such forward-looking statements. These risks and uncertainties include but are not limited to: the company's reliance on a small number of customers for a substantial portion of its revenues; reduction in the size or quantity of customer orders; change in demand for the company's products or their rate of deployment of their products; changes in manufacturing operations; volatility in manufacturing costs; delays in shipments of products; disruptions in the supply chain; change in the rate of design wins or the rate of customer acceptance of new products; potential pricing pressure; general conditions in the internet datacenter, cable television (CATV) broadband, telecom, or fiber-to-the-home (FTTH) markets; changes in the world economy (particularly in the United States and China); changes in the regulation and taxation of international trade, including the imposition of tariffs; changes in currency exchange rates; the negative effects of seasonality; and other risks and uncertainties described more fully in the company's documents filed with or furnished to the Securities and Exchange Commission. More information about these and other risks that may impact the company's business are set forth in the "Risk Factors" section of the company's quarterly and annual reports on file with the Securities and Exchange Commission. In some cases, you can identify forward-looking statements by terminology such as "believe," "may," "estimate," "continue," "anticipate," "intend," "should," "could," "would," "target," "seek," "aim," "believe," "predicts," "think," "objectives," "optimistic," "new," "goal," "strategy," "potential," "is likely," "will," "expect," "plan" "project," "permit" or by other similar expressions that convey uncertainty of future events or outcomes. You should not rely on forward-looking statements as predictions of future events. All forward-looking statements in this press release are based upon information available to us as of the date hereof, and qualified in their entirety by this cautionary statement. Except as required by law, we assume no obligation to update forward-looking statements for any reason after the date of this press release to conform these statements to actual results or to changes in the company's expectations.

Non-GAAP Financial Measures

In addition to GAAP reporting, we provide non-GAAP gross margin, non-GAAP net income (loss), and non-GAAP earnings per share to eliminate the impact of items that we do not consider indicative of our overall operating performance. To arrive at our non-GAAP gross margin, we exclude stock-based compensation expense, non-recurring expenses and expenses associated with discontinued products, if any, from our GAAP gross margin. To arrive at our non-GAAP net income (loss), we exclude all amortization of intangible assets, stock-based compensation expense, non-recurring expenses, unrealized foreign exchange gain (loss), losses from the disposal of idle assets, if any, non-recurring tax expenses (benefits), and expenses associated with discontinued products, if any, from our GAAP net income (loss). Included in our non-recurring expenses in Q3 2018 are certain consulting and legal fees. Non-cash expenses associated with discontinued products in Q3 2018 include depreciation on certain equipment undergoing reconfiguration. Other expenses associated with discontinued products in Q3 2018 include inventory obsolescence charges associated with materials used in the manufacture of these discontinued products.

Our non-GAAP earnings per share is calculated by dividing our non-GAAP net income by the fully diluted share count. We believe that our non-GAAP measures are useful to investors in evaluating our operating performance for the following reasons:

•	We believe that elimination of items such as stock-based compensation expense, unrealized foreign exchange gain (loss) and non-recurring expenses is appropriate because treatment of these items may vary for reasons unrelated to our overall operating performance;

•	We believe that elimination of expenses associated with discontinued products, including depreciation and inventory obsolescence is appropriate because these expenses are not indicative of our ongoing operations;

•	We believe that non-GAAP measures provide better comparability with our past financial performance, period-to-period results, and with our peer companies, many of which also use similar non-GAAP financial measures; and

•	We anticipate that investors and securities analysts will utilize non-GAAP measures to evaluate our overall operating performance.

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A reconciliation of our GAAP net income (loss) and GAAP earnings per share for the three and nine months ended September 30, 2018 to our non-GAAP net income (loss) and earnings per share is provided below. Also provided below for the three and nine months ended September 30, 2018 is a reconciliation of our GAAP total gross profit to our non-GAAP total gross profit, for purposes of calculating our non-GAAP gross margin.

Non-GAAP measures should not be considered as an alternative to net income (loss), earnings per share, or any other measure of financial performance calculated and presented in accordance with GAAP. Our non-GAAP measures may not be comparable to similarly titled measures of other organizations because other organizations may not calculate such other non-GAAP measures in the same manner. We have not reconciled the non-GAAP measures included in our guidance to the appropriate GAAP financial measures because the GAAP measures are not accessible on a forward-looking basis. GAAP measures that impact our non-GAAP financial measures may include stock-based compensation expense, non-recurring expenses, amortization of intangible assets, unrealized exchange loss (gain), asset impairment charges, and loss (gain) from disposal of idle assets. These GAAP measures cannot be reasonably predicted and may directly impact our non-GAAP gross margin, our non-GAAP net income and our non-GAAP fully-diluted earnings per share, although changes with respect to certain of these measures may offset other changes. In addition, certain of these measures are out of our control. Accordingly, a reconciliation of the non-GAAP financial measure guidance to the corresponding GAAP measures is not available without unreasonable effort.

About Applied Optoelectronics

Applied Optoelectronics Inc. (AOI) is a leading developer and manufacturer of advanced optical products, including components, modules and equipment. AOI's products are the building blocks for broadband fiber access networks around the world, where they are used in the internet datacenter, CATV broadband, telecom and FTTH markets. AOI supplies optical networking lasers, components and equipment to tier-1 customers in all four of these markets. In addition to its corporate headquarters, wafer fab and advanced engineering and production facilities in Sugar Land, TX, AOI has engineering and manufacturing facilities in Taipei, Taiwan and Ningbo, China. For additional information, visit www.ao-inc.com.

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Investor Relations Contacts:

The Blueshirt Group, Investor Relations

Maria Riley & Chelsea Lish

+1-415-217-7722

ir@ao-inc.com

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Applied Optoelectronics, Inc.

Preliminary Condensed Consolidated Balance Sheets

(In thousands, except per share data)

(Unaudited)

	September 30, 2018	December 31, 2017

ASSETS
CURRENT ASSETS
Cash, Cash Equivalents and Short term investments	$64,097	$83,984
Accounts Receivable, Net	32,028	59,850
Inventories	107,905	75,768
Prepaid Income Tax	763	1,394
Prepaid Expenses and Other Current Assets	10,377	8,701
Total Current Assets	215,170	229,697

Property, Plant And Equipment, Net	222,545	197,943
Land Use Rights, Net	5,832	804
Intangible Assets, Net	3,971	4,007
Deferred Income Tax Assets	18,493	12,801
Other Assets	15,074	7,732
TOTAL ASSETS	$481,085	$452,984

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts Payable	$53,706	$43,624
Accrued Expenses	20,723	19,103
Accrued Income Tax	–	7,422
Bank Loan-Short Term	3,276	–
Current Portion of Long Term Debt	4,999	559
Total Current Liabilities	82,704	70,708

Notes Payable and Long Term Debt	62,896	49,000
TOTAL LIABILITIES	145,600	119,708

STOCKHOLDERS' EQUITY
TOTAL STOCKHOLDERS' EQUITY	335,485	333,276

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$481,085	$452,984

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Applied Optoelectronics, Inc.

Preliminary Condensed Consolidated Statements of Operations

(In thousands, except per share data)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
Revenue	2018	2017	2018	2017
Datacenter	$38,954	$65,819	$158,577	$244,711
CATV	14,295	18,932	39,047	46,430
Telecom	2,656	3,474	10,399	9,722
FTTH	221	182	498	405
Other	260	472	926	1,206
Total Revenue	56,386	88,879	209,447	302,474

Total Cost of Goods Sold	38,849	49,507	132,211	168,348

Total Gross Profit	17,537	39,372	77,236	134,126

Operating Expenses:
Research and Development	14,180	9,190	38,561	24,695
Sales and Marketing	2,370	2,551	7,221	6,612
General and Administrative	10,591	9,580	29,945	26,188
Total Operating Expenses	27,141	21,321	75,727	57,495

Operating Income (Loss)	(9,604)	18,051	1,509	76,631

Other Income (Expense):
Interest Income	86	61	223	166
Interest Expense	(274)	(248)	(624)	(792)
Other Income	217	87	522	243
Foreign Exchange Gain (Loss)	549	(441)	798	(1,141)
Total Other Income (Expense):	578	(541)	919	(1,524)

Net Income (loss) before Income Taxes	(9,026)	17,510	2,428	75,107

Income Tax Benefit (Expense)	5,294	1,865	3,994	(6,872)

Net Income (loss)	(3,732)	19,375	6,422	68,235
Net income (loss) per share attributable to common stockholders
basic	$(0.19)	$1.00	$0.33	$3.59
diluted	$(0.19)	$0.95	$0.32	$3.39

Weighted-average shares used to compute net income (loss) per share attributable to common stockholders
basic	19,707	19,294	19,597	18,993
diluted	19,707	20,423	20,039	20,134

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Applied Optoelectronics, Inc.

Reconciliation of Statements of Operations under GAAP and Non-GAAP

(In thousands, except per share data)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
GAAP total gross profit (a)	$17,537	$39,372	$77,236	$134,126
Share-based compensation expense	205	125	593	337
Non-recurring expense	0	0	7	0
Expenses associated with discontinued products	1,412	0	2,915	0
Non-GAAP total gross profit (a)	19,154	39,497	80,751	134,463

GAAP net income (loss)	(3,732)	19,375	6,422	68,235
Amortization of intangible assets	125	122	378	360
Share-based compensation expense	2,894	2,082	8,363	5,849
Non-recurring charges	685	378	1,305	768
Expenses associated with discontinued products	1,412	0	2,915	0
Non-cash expenses associated with discontinued products	859	0	2,614	0
Loss from disposal of idle assets	0	0	0	2
Unrealized exchange loss (gain)	506	60	(608)	207
Non-recurring tax benefit	0	0	(162)	(320)
Non-GAAP net income	2,749	22,017	21,227	75,101

GAAP diluted net income (loss) per share	$(0.19)	$0.95	$0.32	$3.39
Amortization of intangible assets	0.01	0.01	0.02	0.02
Share-based compensation expense	0.14	0.10	0.42	0.29
Non-recurring charges	0.03	0.02	0.07	0.04
Expenses associated with discontinued products	0.07	–	0.15	–
Non-cash expenses associated with discontinued products	0.04	–	0.13	–
Unrealized exchange loss (gain)	0.04	–	(0.04)	0.01
Non-recurring tax benefit	–	–	(0.01)	(0.02)
Non-GAAP diluted net income per share	$0.14	$1.08	$1.06	$3.73

Shares used to compute diluted loss per share	19,707	19,294	19,597	18,993
Shares used to compute diluted earnings per share	20,185	20,423	20,039	20,134

(a) Provided for the purpose of calculating gross profit as a percentage of revenue (gross margin).

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